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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82079) of Castle Dental Centers, Inc. of our reports dated April 5, 2002 relating to the consolidated financial statements and financial statement schedule as of December 31, 2000 and 2001, and for each of the three years in the period ended December 31, 2001, which appear in this Annual Report on Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP

Houston, Texas
April 15, 2002